UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 2022
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

2023 Cost of Capital Proceeding

On April 20, 2022, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, filed an application with the California Public Utilities Commission (the “CPUC”), requesting that the CPUC authorize the Utility's cost of capital for its electric generation, electric distribution, natural gas distribution, and natural gas transmission and storage rate base beginning on January 1, 2023 (the “2023 cost of capital application”).

In its 2023 cost of capital application, the Utility requested that the CPUC approve the Utility’s proposed ratemaking capital structure (i.e., the relative weightings of common equity, preferred equity, and debt for ratemaking), return on equity, cost of preferred stock, and cost of debt. The Utility proposed to adopt a rate of return on equity of 11% for test year 2023 and to retain the existing capital structure, which would result in a $226.2 million total increase above currently adopted electric generation, electric distribution, natural gas distribution, and natural gas transmission and storage revenue requirements. The estimated revenue increase is based on the 2022 adopted electric generation, electric distribution, natural gas distribution, and natural gas transmission and storage rate base and does not reflect projected infrastructure investments beyond 2022.

The following table compares the currently authorized capital structure and rates of return with those requested in the Utility’s application for 2023. The Utility’s authorized rates of return for 2022 are currently subject to a separate cost of capital proceeding:

	2022 Currently Authorized			2023 Requested
	Cost	Capital Structure	Weighted Cost	Cost	Capital Structure	Weighted Cost
Common Equity	10.25%	52.00%	5.33%	11.00%	52.00%	5.72%
Preferred Stock	5.52%	00.50%	0.03%	5.52%	00.50%	0.03%
Long-term Debt	4.17%	47.50%	1.98%	4.27%	47.50%	2.03%
Weighted Average Cost of Capital		100%	7.34%		100%	7.78%

For 2023, the Utility expects that the proposed cost of capital, if adopted, would result in revenue requirement increases of approximately $138 million for electric generation and distribution and $53 million for gas distribution operations, assuming 2022 authorized rate base amounts from the 2020 General Rate Case (“GRC”) decision.  The revenues for the gas transmission and storage operations would increase by approximately $35 million, assuming 2022 authorized rate base amounts from the 2019 Gas Transmission and Storage Rate Case decision.  However, if the CPUC subsequently approves different electric and gas rate base amounts for the Utility in its 2023 GRC, which is currently pending before the CPUC, the revenue requirement changes resulting from the Utility’s requested rates of return may differ from the amounts reflected in this cost of capital application for the period beyond 2022.

The Utility also requested that the CPUC approve an upward adjustment above the three-month commercial paper rate for interest on the Utility’s balancing and memorandum accounts to reflect the Utility’s actual cost of short-term debt. The Utility requested that the adjustment be set on an annual basis effective January 1 of each year based on the average difference between the three-month commercial paper rate and the Utility’s actual cost of short-term debt over the preceding twelve-month period from November through October. The Utility included an illustrative calculation using March 2021 to February 2022 showing an illustrative adjustment of 153 basis points, which would result in an estimated $69.3 million increase in recovery of short-term financing costs associated with its balancing and memorandum account balances for the last two calendar years. The actual revenue requirement impact of the short-term debt proposal would differ depending on the final adjustment set each year and the recorded balances in the balancing and memorandum accounts.

The Utility is unable to predict the timing and outcome of this proceeding.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to the 2023 cost of capital application.  These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include whether the CPUC grants the 2023 cost of capital application and the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021 and other reports filed with the Securities and Exchange Commission (“SEC”), which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov.  PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: April 20, 2022	By:	/s/ CHRISTOPHER A. FOSTER
Name: Christopher A. Foster
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: April 20, 2022	By:	/s/ DAVID S. THOMASON
Name: David S. Thomason
Title: Vice President, Chief Financial Officer and Controller